Exhibit 10.1

CONFIDENTIAL

KINGSOFT CLOUD HOLDINGS LIMITED

2026 SHARE INCENTIVE PLAN

Adopted by a resolution of the Shareholders of the Company on June 30, 2026

1.             Purposes of the Plan. The purposes of this Share Incentive Plan (the “Plan”) are to promote the success and enhance the value of Kingsoft Cloud Holdings Limited, an exempted company formed under the laws of the Cayman Islands (the “Company”), by linking the interests of the Directors, Employees, and Service Providers to those of the Company’s Shareholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to the Company’s Shareholders. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of the Directors, Employees, and Service Providers.

2.              Definitions. The following definitions shall apply as used herein and in the individual Award Agreements except as defined otherwise in an individual Award Agreement. In the event a term is separately defined in an individual Award Agreement, such definition shall supersede the definition contained in this Section 2.

(a)	“Administrator” means the Committee or one or more executive officers of the Company to whom the Committee may delegate the authority to administer the Plan.

(b)	“Adoption Date” means the date on which the Plan is approved by the Shareholders at the general meeting of the Company.

(c)	“ADS(s)” means the American Depositary Share(s).

(d)	“Applicable Laws” means the legal requirements relating to the Plan and the Awards under applicable corporate, securities, tax and other laws, rules, regulations and government orders, and the rules of any applicable stock exchange or national market system including but not limited to the Hong Kong Listing Rules, the Securities and Futures Ordinance (Chapter 571 of the Laws of Hong Kong) and the Codes on Takeovers and Mergers and Share Buy-backs.

(e)	“Articles” means the memorandum and articles of association of the Company, as may be amended and restated from time to time.

(f)	“associate(s)” has the the same meaning ascribed to it in the Hong Kong Listing Rules.

(g)	“Award” means an award of Restricted Share Units, Share Options or other types of awards as determined by the Board or Administrator in accordance with the terms of the Plan, and authorized to be granted to a selected Participant pursuant to the Plan, which may vest in the form of Award Shares and/or the actual selling price of the Award Shares in cash, as the Board or the Administrator may determine in accordance with the terms of the Plan.

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(h)	“Award Agreement” means any written agreement, contract, or other instrument or document evidencing an Award, whether executed in physical or electronic form. Each such Award Agreement shall be subject to the terms and conditions of the Plan.

(i)	“Award Shares” means collectively, (i) the Shares and/or (ii) ADSs in an amount equivalent to the number of the Shares which otherwise would be distributed in lieu of Shares in settlement of any Award, in each case, as (i) issued to a selected Participant, or transferred out of treasury shares to a selected Participant (if applicable), or (ii) transferred to, or held on trust for, a selected Participant by the trustee pursuant to the exercise of an Award.

(j)	“Board” means the board of directors of the Company.

(k)	“Business Day” means any day on which the Hong Kong Stock Exchange is open for the business of dealing in securities.

(l)	“Change in Control” means the occurrence of any of the following events:

(i)	any person become the beneficial owner, directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities;

(ii)	the consummation of the sale, transfer, or disposition by the Company of all or substantially all of the Company’s assets (other than to a Subsidiary);

(iii)	the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation; .

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Anything in the foregoing to the contrary notwithstanding, a transaction shall not constitute a Change in Control if its sole purpose is to change the legal jurisdiction of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

(m)	“close associate(s)” has the same meaning ascribed to it in the Hong Kong Listing Rules.

(n)	“Committee” means the Compensation Committee of the Board.

(o)	“connected persons” has the same meaning ascribed to it in the Hong Kong Listing Rules.

(p)	“Continuous Service” means that the provision of services to any Group Company or Related Entity in any capacity of Director, Employee or Service Provider is not interrupted or terminated. In jurisdictions requiring notice in advance of an effective termination as a Director, Employee or Service Provider, Continuous Service shall be deemed terminated upon the actual cessation of providing services to the any Group Company or Related Entity notwithstanding any required notice period that must be fulfilled before a termination as a Director, Employee or Service Provider can be effective under Applicable Laws. A Participant’s Continuous Service shall be deemed to have terminated either upon an actual termination of Continuous Service or upon the entity for which the Participant provides services ceasing to be a Group Company or Related Entity. Continuous Service shall not be considered interrupted in the case of (i) any leave of absence approved by any Group Company or Related Entity, including sick leave, military leave, or any other personal leave, (ii) transfers among any Group Company or Related Entity, or any successor, in any capacity of a Director, Employee or Service Provider, or (iii) any change in status as long as the individual remains in the service of a Group Company or Related Entity in any capacity of a Director, Employee or Service Provider (except as otherwise provided in the Award Agreement).

(q)	“Control” means the possession, direct or indirect, of the power to direct, or cause the direction of, the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise.

(r)	“controlling shareholder(s)” has the same meaning ascribed to it in the Hong Kong Listing Rules.

(s)	“Director” means a member of the Board or the board of directors of any Subsidiary or Related Entity.

(t)	“Disability” means total and permanent physical disability.

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(u)	“Employee” means any person, including an officer who is in the employment of any Group Company or Related Entity, subject to the control and direction of any Group Company or Related Entity as to both the work to be performed and the manner and method of performance (including any persons who are granted the Awards under the Plan as an inducement to enter into employment contracts with any Group Company or Related Entity).

(v)	“Grant Date” means the date of grant of an Award as determined in accordance with Section 7(g).

(w)	“Group” means the Company, its Subsidiaries and its consolidated affiliated entities from time to time.

(x)	“Group Company(ies)” means the Company, any of its Subsidiary and/or any consolidated affiliated entities of the Company.

(y)	“Hong Kong Listing Rules” means the Rules Governing the Listing of Securities on The Stock Exchange of Hong Kong Limited, as amended and supplemented from time to time.

(z)	“Hong Kong Stock Exchange” means the Stock Exchange of Hong Kong Limited.

(aa)	“Nasdaq” means the Nasdaq Global Select Market.

(ab)	“Participant(s)”, has the meaning set out in Section 5.

(ac)	“Performance Target(s)”, has the meaning set out in Section 12(b).

(ad)	“Plan” means this 2026 Share Incentive Plan, as amended from time to time.

(ae)	“Related Entity” means any holding company, fellow subsidiary or associated company of the Company, including any business, corporation, partnership, limited liability company or other entity Controlled by the Company or a Subsidiary of the Company.

(af)	“Restricted Share Unit(s)” or “RSU(s)” means the restricted share unit(s) granted or to be granted pursuant to the terms and conditions of this Plan.

(ag)	“Service Provider(s)” means any person (other than an Employee or a Director, solely with respect to rendering services in such person’s capacity as an Employee or Director) who provides services to the Group on a continuing or recurring basis in its ordinary and usual course of business which are in the interest of the long-term growth of the Group as determined by the Board. Service Providers may include persons who work for the Group as independent contractors where the continuity and frequency of their services are akin to those of Employees. For the avoidance of doubt, Service Providers should exclude placing agents or financial advisers providing advisory services for fundraising, mergers or acquisition. They should also exclude professional service providers such as auditors or valuers who provide assurance, or are required to perform their services with impartiality and objectivity.

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(ah)	“Share(s)” means the ordinary share(s) of the Company, as adjusted in accordance with Section 13 hereof.

(ai)	“Shareholder(s)” means the holder(s) of the Shares.

(aj)	“Share Option(s)” means the share option(s) granted or to be granted pursuant to the terms and conditions of this Plan.

(ak)	“Subsidiary(ies)” means, with respect to a specific entity, (i) any entity (x) more than fifty percent (50%) of whose shares or other interests entitled to vote in the election of Directors or (y) more than a fifty percent (50%) interest in the profits or capital of such entity are owned or controlled directly or indirectly by the subject entity or through one (1) or more Subsidiaries of the subject entity, (ii) any entity whose assets, or portions thereof, are consolidated with the net earnings of the subject entity and are recorded on the books of the subject entity for financial reporting purposes in accordance with the applicable accounting standards, or (iii) any entity with respect to which the subject entity has the power to otherwise direct the business and policies of that entity directly or indirectly through another Subsidiary.

(al)	“substantial shareholder(s)” has the meaning as set out in the Hong Kong Listing Rules.

(am)	“treasury share(s)” has the meaning as set out in the Hong Kong Listing Rules. For the avoidance of doubt, treasury shares do not include the Shares issued to the depositary, which are to be reserved for the bulk issuance of ADSs.

(an)	“Trading Day” means any day on which the Nasdaq is open for business of dealing securities.

(ao)	“Trust” means the trust declared by the Trust Deed.

(ap)	“Trust Deed” means a trust deed to be entered into between the Company and the Trustee (as restated, supplemented and amended from time to time).

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(aq)	“Trustee” means a person(s) who is/are officially appointed by the Company as the trustee or trustees pursuant to the Trust Deed from time to time in accordance with Section 4(e).

3.             Shares subject to the Plan and Scheme Mandate Limit.

(a)          The Company may, to the extent not prohibited by the Applicable Law and the listing requirements of the applicable stock exchange or national market system on which the Shares are traded: (a) allot and issue new Shares, and/or utilize treasury shares (if any); or (b) direct and procure the Trustee to make on-market purchases of existing Shares, to satisfy grant(s) of the Award(s) under the Plan.

(b)          Scheme Mandate Limit. The total number of Shares which may be issued in respect of all Awards to be granted under the Plan and any other share schemes of the Company, must not in aggregate exceed 5% of the total number of Shares in issue (excluding the treasury shares) as at the Adoption Date (the “Scheme Mandate Limit”). The Scheme Mandate Limit may be subject to refreshment as specified in Section 3(f).

(c)           Service Provider Sublimit. The total number of Shares which may be issued in respect of all Awards to be granted to Service Provider Participants under the Plan and any other share schemes of the Company must not in aggregate exceed 0.5% of the total number of Shares in issue (excluding the treasury shares) as at the Adoption Date (the “Service Provider Sublimit”). The Service Provider Sublimit may be subject to refreshment as specified in Section 3(f).

(d)          Individual Limit. Unless approved by the Shareholders, the total number of Shares issued and to be issued in respect of all Awards granted under the Plan and any other share scheme(s) of the Company to each selected Participant (excluding any Award lapsed in accordance with the Plan) in any 12-month period up to and including the date of such grant shall not exceed 1% of the total number of Shares in issue (excluding the treasury shares) (the “Individual Limit”). Any further grant of Awards to a selected Participant which would result in the aggregate number of Shares issued and to be issued in respect of all Awards granted to such selected Participant (excluding any Award lapsed in accordance with the terms of the Plan) in the 12 month period up to and including the date of such further grant exceeding the Individual Limit shall be subject to separate approval of our Shareholders (with such selected Participant and his/her close associates (or associates if the selected Participant is a connected person) abstaining from voting). The Company must send a circular to the Shareholders disclosing the identity of the Participant, the number and terms of the Awards to be granted (and those previously granted to such Participant in the 12-month period), the purpose of granting Awards to the Participant and an explanation as to how the terms of the Awards serve such purpose. The number and terms of the Awards to be granted to such Participant must be fixed before Shareholders’ approval. For any Share Options to be granted in such circumstances, the date of the Board meeting for proposing such further grant should be taken as the date of grant of such options for the purpose of calculating the exercise price of the Share Options under Rule 17.03E of the Hong Kong Listing Rules.

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(e)           Calculation of Scheme Mandate Limit.

(i)	Awards lapsed in accordance with the terms of the Plan will not be regarded as utilized for the purpose of calculating the Scheme Mandate Limit or the Service Provider Sublimit;

(ii)	where the Company cancels Awards granted to a Participant, and make a new grant to the same Participant, such new grant may only be made under the Plan with available scheme mandate limit as provided in this Section 3 or any refreshed limit as approved by its Shareholders or independent Shareholders, as the case may be. The Award cancelled shall be regarded as utilized for the purpose of calculating the Scheme Mandate Limit or the Service Provider Sublimit.

(f)           Refreshing of Scheme Mandate Limit. The Scheme Mandate Limit and the Service Provider Sublimit may be refreshed from the later of three years after the Adoption Date or three years after the date of the previous Shareholders’ approval for refreshment of the Scheme Mandate Limit or Service Provider Sublimit (as the case may be) by obtaining prior approval of our Shareholders in general meeting and/or such other requirements prescribed under the Hong Kong Listing Rules from time to time. However, the total number of Shares which may be issued in respect of all options and awards to be granted under all plans and schemes of the Company under the scheme mandate as refreshed shall not exceed 10% of the total number of Shares in issue (excluding the treasury shares) as of the date of such approval. Awards previously granted under the Plan and any other share schemes of the Company (and to which provisions of Chapter 17 of the Hong Kong Listing Rules are applicable) (including those outstanding, canceled or lapsed in accordance with its terms or exercised), shall not be counted for the purpose of calculating the refreshed Scheme Mandate Limit. Any “refreshment” within any three year period must be approved by Shareholders subject to the following provisions: (i) any controlling shareholder(s) and their associates (or if there is no controlling shareholder, Directors (excluding independent non-executive Directors) and the chief executive of the Company and their respective associates) must abstain from voting in favour of the relevant resolution at the general meeting; and (ii) the Company must comply with the requirements under Rules 13.39(6) and (7), 13.40, 13.41 and 13.42 of the Hong Kong Listing Rules. The Company must send a circular to the Shareholders containing the number of Awards that were already granted under the existing Scheme Mandate Limit and the existing Service Provider Sublimit, and the reason for the “refreshment”.

(g)           The Company may seek separate approval by its Shareholders in general meeting for granting Awards beyond the Scheme Mandate Limit provided the Awardsin excess of the limit are granted only to Participants specifically identified by the Company before such approval is sought. The Company must send a circular to the Shareholders containing the name of each specified Participant who may be granted such Awards, the number and terms of the Awards to be granted to each Participant, and the purpose of granting Awards to the specified Participants with an explanation as to how the terms of the Awards serve such purpose. The number and terms of Awards to be granted to such Participant must be fixed before Shareholders’ approval. In respect of any Share Options to be granted, the date of the Board meeting for proposing such grant should be taken as the date of grant for the purpose of calculating the exercise price under Rule 17.03E of the Hong Kong Listing Rules.

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4.              Administration of the Plan.

(a)           Plan Administrator. The Plan shall be administered by the Board. The authority to administer the Plan may be delegated by the Board to the Administrator, i.e. the Committee or any executive officer of the Company as delegated by the Committee for such purpose, provided that nothing this rule shall prejudice the Board’s power to revoke such delegation at any time.

(b)           Powers of the Board and delegation to the Administrator. Subject to any specific designation in the Plan, as delegated by the Board, the Committee or any executive officer of the Company delegated by the Committee has the exclusive power, authority and discretion to:

(i)	determine the Participant eligible to be granted Awards under the Plan;

(ii)	determine the type or types of Awards to be granted to each Participant;

(iii)	determine the number of Awards to be granted and the number of Shares to which an Award will relate;

(iv)	determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, or purchase price, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, any provisions related to non-competition and recapture of gain on an Award, based in each case on such considerations as the Administrator in its sole discretion determines;

(v)	determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Shares listed on Hong Kong Stock Exchange, ADSs, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(vi)	prescribe the form of each Award Agreement, which need not be identical for each Participant;

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(vii)	decide all other matters that must be determined in connection with an Award;

(viii)	establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;

(ix)	interpret and construe the terms of, and any matter arising pursuant to, the Plan or any Award Agreement; and

(x)	make all other decisions and determinations that may be required pursuant to the Plan or as the Administrator deems necessary or advisable to administer the Plan.

(c)            Effect of Administrator’s Decision. The Administrator’s interpretation of the Plan, any Awards granted pursuant to the Plan, any Award Agreement and all decisions and determinations by the Administrator with respect to the Plan are final, binding, and conclusive on all parties.

(d)           Indemnification. To the extent allowable pursuant to Applicable Laws, each member of the Committee or the executive officer of the Company authorized by the Committee hereunder shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member or executive officer in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Articles, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

(e)           Appointment of Trustee. The Company, acting by the Board or its delegate(s) may establish a Trust, approve the terms of any Trust Deed and appoint one or more Trustees to assist with the administration, exercise and vesting of the Awards granted under the Plan. The Company, acting by the Board or its delegate(s) may, to the extent permitted by the Applicable Laws, (a) subject to the Scheme Mandate Limit and Service Provider Sublimit, allot and issue new Shares to the Trustee, provided that such allotment and issue must be made to or for the benefit of specified Participants; and/or (b) direct and procure the Trustee to make on-market purchases of existing Shares, in either case to satisfy the Awards upon vesting or exercise. The Company, acting by the Board or its delegate(s), to the extent permitted by the Applicable Laws, shall provide sufficient funds to the Trustee by whatever means as the Board may in its absolute discretion determine to enable the Trustee to satisfy its obligations in connection with the administration, vesting and exercise of Awards. Unless otherwise agreed between the Company and the Trustee, the Board or its delegate(s) shall act on behalf of the Company to give instructions to and direct the Trustee. If a Trustee is appointed, the Trustee holding unvested shares of the Plan, whether directly or indirectly, shall abstain from voting on matters that require Shareholders’ approval under the Hong Kong Listing Rules, unless otherwise required by the Applicable Laws to vote in accordance with the beneficial owner’s direction and such a direction is given.

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5.            Selected Participants. Any individual or entity, who is:

(a)          an Employee (whether full-time or part-time), Director or officer of any member of the Group, including persons who are granted Awards under the Plan as an inducement to enter into employment contracts with any member of the Group (the “Employee Participants”);

(b)         an Employee (whether full-time or part-time), Director or officer of: (i) a holding company; (ii) subsidiaries of the holding company other than members of the Group; or (iii) any company which is an associate of the Company (the “Related Entity Participants”);

(c)         providing services to the Group on a continuing or recurring basis in its ordinary and usual course of business which are in the interests of the long term growth of the Group (the “Service Provider Participants”), as determined by the Board or its delegate(s) from time to time to be entitled to participate in the Plan.

In particular, Service Provider Participants include:

(a)          Professional consultancy firms or individuals with expertise in the technical and services, hardware and components and other related services in cloud service industry, business expansion and development, national and international trade, human resources and regulatory affairs in the cloud service industry who, or are anticipated to be going forward, a significant business partner, or otherwise significant to our Group’s business, with reference to, among other metrics, research and development, development or manufacturing or distribution of products/services provided by our Group, or otherwise will contribute significantly to the growth of our Group’s financial or business performance, based on quantitative performance indicators to be determined by the Board or the Administrator on a case-by-case basis. Such consultants may be able to collaborate with our Group on continuing or discrete consulting projects and may be remunerated with equity incentives to align the long-term interests of such consultants with our Group; and

(b)        Consultants, such as professors, academics and reputable industry expert with distinguished backgrounds and expertise in technical services, hardware and components and other related services in cloud service industry, business expansion and development, national and international trade, human resources and regulatory affairs in the cloud service industry, who, or are anticipated to be going forward, a significant business partner, or otherwise significant to the Group’s business, with reference to, among other metrics, research and development, development or manufacturing or distribution of products/services provided by the Group, or otherwise will contribute significantly to the growth of the Group’s financial or business performance, based on quantitative performance indicators to be determined by the Board or the Administrator on a case-by-case basis. Such consultants may be able to collaborate with the Group on continuing or discrete consulting projects and may be remunerated with equity incentives to align the long-term interests of such consultants with the Group.

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However, no individual who is resident in a place where the grant, acceptance or exercise of Awards pursuant to the Plan is not permitted under the laws and regulations of such place or where, in the view of the Board or the Administrator, compliance with applicable laws and regulations in such place makes it necessary or expedient to exclude such individual, is eligible to be offered or granted Awards. For the avoidance of doubt, placing agents or financial advisors providing advisory services for fundraising, mergers or acquisitions, or professional service providers such as auditors or valuers who provide assurance or are required to perform their services with impartiality and objectivity may not participate in the Plan.

In assessing whether the Service Provider Participants provide services to the Group on a continuing and recurring basis, the Board or the Administrator shall take into consideration the length and type of services provided and the recurrences and regularity of such services, and will benchmark such metrics against the performance of the Employees, officers and Directors of the Group to whom the Group provides equity incentives, while taking into account the purpose of the Plan and the objectives in engaging the Service Provider Participants.

In assessing the eligibility of Service Provider Participants, the Board or the Administrator will take into account a wide range of factors, including among others,

1)	the nature and the scale of their business dealings with the Group (in terms of fees payable to them, if applicable);

2)	the length of business relationships between them and the Group;

3)	the performance of the relevant person as a Service Provider, including the quality of their services previously provided to the Group;

4)	their contributions to the business development and growth of the Group and potential contributions to be made to the Group in light of their experience, qualification, know-how and/or network, market condition of the services they provide;

5)	the scarcity of their services which may therefore justify compensation in the long run;

6)	the possibility of developing a long term business relationship with such person as a Service Provider to secure for the Group, the supply of certain quality services, which can avoid replacement cost and may reduce transaction cost in the long run;

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7)	the positive impacts they have brought to the Group’s business development; and

8)	such other factors as the Board or the Administrator may at its discretion consider appropriate.

6.	Awards Granted to Connected Persons

(a)	Directors, Chief Executive or Substantial Shareholders of the Company.

Each grant of Awards to any Director, chief executive or substantial shareholder of the Company (or any of their respective associates) must first be approved by the independent non-executive Directors of the Company (excluding any independent non-executive Director who is a grantee of the Awards). In addition,

(i)	where any grant of Awards (excluding grant of Share Options) to any Director (other than an independent non-executive Director) or chief executive of the Company would result in the Shares issued and to be issued in respect of all Awards granted (excluding any Awards lapsed in accordance with the terms of the Plan) to such person in the 12-month period up to and including the date of such grant representing in aggregate over 0.1% of the Shares in issue (excluding treasury shares) at the date of such grant; or

(ii)	where any grant of Awards to an independent non-executive Director or substantial shareholder of the Company (or any of their respective associates) would result in the number of Shares issued and to be issued in respect of all Awards granted (excluding any Awards lapsed in accordance with the terms of the Plan) to such person in the 12-month period up to and including the date of such grant representing in aggregate over 0.1% of the Shares in issue (excluding treasury shares), such further grant of Awards must be approved by the Shareholders in general meeting in the manner required, and subject to the requirements set out in the Hong Kong Listing Rules.

(b)         Circular. Where approval from Shareholders or independent Shareholders (as the case may be) of the Company are required for the grant of any Awards pursuant to the Plan and the Hong Kong Listing Rules, the Company must send a circular to its Shareholders containing the details as required under the Hong Kong Listing Rules, including among others, the details of the number and terms of the Awards to be granted to each Participant, which must be fixed before the Shareholders’ meeting, and the relevant Participant, his/her associates and all core connected persons of the Company must abstain from voting in favor at such general meeting.

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7.             Terms and Conditions of Awards.

(a)          Types of Awards. The Administrator is authorized under the Plan to grant, to a selected Participant, Awards in such form as are permitted under the Plan and are in compliance with Chapter 17 of the Hong Kong Listing Rules, and other Applicable Laws, which may involve the grant of (i) Restricted Share Units, (ii) Share Options, and/or (iii) other types of awards authorized to be granted under the Plan. The Awards may vest in the form of Award Shares and/or the actual selling price of the Award Shares in cash, as the Board or the Administrator may determine in accordance with the terms of the Plan.

(b)          Designation of Award. Each Award shall be designated in the Award Agreement.

(c)          Conditions of Award. Subject to the terms of the Plan, the Administrator shall determine the provisions, terms, and conditions of each Award including, but not limited to, the amount, if any, the Award vesting schedule, repurchase provisions, forfeiture provisions, form of payment (cash, Shares, or other consideration) upon settlement of the Award, payment contingencies, and satisfaction of any Performance Target(s) as specified in the Award Agreement, if any.

(d)          Vesting Period. The Awards to be issued to any Participant under the Plan shall be subject to the vesting schedule as specified in the Award Agreement. The vesting period of any Award granted under the Plan should not be less than 12 months, unless a shorter vesting period is approved by the Board or the Administrator (as the case may be) in respect of Awards granted to the Employee Participants and the applicable requirements under Rule 17.03F of the Hong Kong Listing Rules are complied with. Specific circumstances where Awards may be vested with a shorter period include:

(i)           Grants of “make-whole” Awards to new joiners to replace the share awards they forfeited when leaving the previous employer, where the shorter vesting period shall reflect the remainder of the vesting period on the forfeited awards that was left to run;

(ii)        Awards to a Participant whose employment is terminated due to death or disability or occurrence of any out of control event where the vesting of Awards may accelerate;

(ii)         Awards with performance-based vesting conditions in lieu of time-based vesting criteria;

(iv)       Awards that are made in batches during a year for administrative and compliance reasons. This may include Awards that should have been granted earlier but had to wait for a subsequent batch, in order to reflect the time from which an Award would have been granted;

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(v)        Awards that are granted as the year-end bonus based on commended performance of a Participant during the past 12 months as appraised by the Human Resources Department or the executives as designated by the Committee as justifiable to have receive additional Awards with shorter vesting period for retention purpose;

(vi)       Awards with a mixed or accelerated vesting schedule such as where the Awards may vest evenly over a period of 12 months; and

(vii)      Awards with a total vesting and holding period of more than 12 months, such as where the Awards may vest by several batches with the first batch to vest within 12 months of the grant date and the last batch to vest 12 months after the grant date.

Where the Awards with a vesting period of less than 12 months are granted to the directors and/or senior management members of the Company, the Committee shall provide views on why a shorter vesting period is appropriate and how the grants align with the purpose of the Plan.

The Board and the Committee are of the view that the specific circumstance(s) that warrant shorter vesting period as prescribed above are in line with the Hong Kong Listing Rules and the market practice and gives the Company flexibility to provide a competitive remuneration package to reward exceptional performers with accelerated vesting or in exceptional circumstances where justified, which is in line with the purpose of the Plan. If the vesting date is not a Business Day, the vesting date shall, subject to any trading halt or suspension in the Shares, be the Business Day immediately thereafter.

(e)          Term of Award. The term of each Award shall be the term stated in the Award Agreement.

(f)          Non-transferability of Awards. Awards granted under the Plan must be personal to the respective Participant. Subject to the Applicable Laws, no Awards may be transferred or assigned unless in accordance with a waiver is granted by the Hong Kong Stock Exchange to allow a transfer to a vehicle (such as a trust or a private company) for the benefit of the Participant and any family members of such Participant (e.g. for estate planning or tax planning purposes) that would continue to meet the purpose of the Plan and comply with other requirements of this chapter, provided that the beneficiaries of such a trust or the ultimate beneficial owners of the other transferee vehicles are disclosed as required by the Hong Kong Stock Exchange to the Company.

(g)          Time of Granting Awards. The date of grant of an Award shall for all purposes be the date on which such Award is granted pursuant to the relevant Award Agreement, as approved by the Administrator or the Board, from time to time (the “Grant Date”).

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(h)          Voting and Dividends. No dividends shall be payable and no voting rights shall be exercisable in relation to (i) any Share Options or Shares that are the subject of Share Options that have not been exercised and (ii) and unvested Restricted Share Units.

(i)           Pari Passu. The Award Shares to be allotted and issued, or transferred (in the case of any treasury shares) upon the exercise of a Share Option and/or vesting of a Restricted Share Unit shall be identical to the then existing issued shares of the Company and subject to all the provisions of the Articles for the time being in force and will rank pari passu with the other fully paid Shares in issue on the date the name of the Participant is registered on the register of members of the Company or if that date falls on a day when the register of members of the Company is closed, the first day of the re-opening of the register of members, save that the Participant shall not have any voting rights, or rights to participate in any dividends or distributions (including those arising on a liquidation of the Company) declared or recommended or resolved to be paid to the shareholders of the Company on the register on a date prior to such registration.

8.             Terms and Conditions of Restricted Share Units.

(a)            Vesting. Subject to the terms of the Plan and the specific terms and conditions of the Award Agreement, the Restricted Share Units granted shall be subject to a vesting period and to the satisfaction of performance milestones or targets and/or other conditions to be determined by the Administrator (if any) in its sole and absolute discretion. If such conditions are not satisfied, the Restricted Share Units shall automatically lapse on the date on which any such condition is not satisfied, as determined by the Administrator in its sole and absolute discretion.

(b)           Upon fulfilment or waiver (by the Administrator in its sole and absolute discretion) of the vesting period and vesting conditions (if any) applicable to a grantee, the Restricted Share Units shall be satisfied at the Administrator’s sole and absolute discretion within a reasonable period from the vesting date of such Restricted Share Units, either by:

(A)   the Administrator directing and procuring the relevant Trustee to transfer the Shares underlying the Restricted Share Units (and, if applicable, the cash or non-cash income, dividends or distributions and/or the sale proceeds of non-cash and non-scrip distributions in respect of those Shares) to the grantee or his wholly-owned entity (as represented by the grantee) from the trust funds; and/or

(B)   the Administrator directing and procuring the Trustee to pay to the grantee in cash an amount which is equivalent to the market value of the Shares (and, if applicable, the cash or non-cash income, dividends or distributions and/or the sale proceeds of non-cash and non-scrip distributions in respect of those Shares) set out in paragraph (A) above by making on-market sales of such Shares or utilizing the cash in the trust funds as determined by the Trustee in its absolute discretion and after deduction or withholding of any tax, fines, levies, stamp duty and other charges applicable to the entitlement of the grantee and the sales of any Shares to fund such payment and in relation thereto.

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(c)          Forfeiture and Repurchase. Except as otherwise determined by the Administrator at the time of the grant of the Award or thereafter, upon termination of the Participant’s Continuous Service, any unvested portion of the Restricted Share Units shall automatically lapse and be forfeited for no consideration. Notwithstanding the foregoing, the Administrator may:

(i)	provide in any Award Agreement that forfeiture conditions relating to unvested Restricted Share Units will be waived in whole or in part in the event of terminations resulting from specific causes; and

(ii)	in other cases waive in whole or in part forfeiture conditions relating to Restricted Share Units.

(d)         Transfer Restrictions. The Administrator, in its discretion, may accelerate the time at which any Restricted Share Units may vest. Upon vesting, the Shares to be issued to the Participant shall become unrestricted and freely transferable by the Participant, subject to applicable legal restrictions, any lock-up agreement between the Company and any underwriter or depositary bank in connection with an offering, and the provisions of the Award Agreement, provided however, that unless approved by the Administrator, the Participant shall not transfer any Shares issued upon vesting, or any interest therein, to any person or entity that is a competitor of the Company, as determined by the Administrator in its sole discretion.

(e)           Termination of Service. Unless otherwise provided in the Award Agreement, if a Participant’s Continuous Service terminates for any reason, the Restricted Share Units granted to such Participant, to the extent not vested, shall automatically lapse upon the Participant’s termination of Continuous Service. The Award Agreement may provide for conditions and other limitations in respect of the Restricted Share Units granted to a Participant if such Participant’s Continuous Service terminates for any reason.

(f)           Termination by Death. If the Participant’s employment or service terminates as a result of death, any distribution or delivery to be made to the Participant under the Award Agreement will be made to the Participant’s designated beneficiary, provided that such beneficiary has been designated prior to the Participant’s death in a form acceptable to the Administrator or, if no such beneficiary has been designated or survives the Participant, the administrator or executor of the Participant’s estate. Any such transferee must furnish to the Administratorwith (i) written notice of his or her status as transferee, and (ii) evidence satisfactory to the Administrator to establish the validity of the transfer and compliance with any laws or regulations pertaining to said transfer.

9.             Terms and Conditions of Share Options.

(a)          Exercise of Share Options. The Share Options may not be exercised until vested pursuant to the applicable Award Agreement. The Administrator shall determine the time or times at which a Share Option may be exercised in whole or in part, including exercise prior to vesting; provided that the term of any Share Option granted under the Plan shall not exceed ten (10) years from the Grant Date. A Share Option granted shall lapse automatically (to the extent not already exercised or lapsed) on the expiry of such term. The Administrator shall also determine any conditions, if any, that must be satisfied before all or part of a Share Option may be exercised. Once vested, the vested portion of the Share Option may be exercised in whole or in any part, at any time, subject to the terms of the Plan and the Award Agreement.

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(b)           Exercise Price. Share Options are exercisable into both ordinary Shares and/or ADSs. The exercise price per share subject to a Share Option shall be determined by the Administrator and set forth in the Award Agreement and subject to the following requirements and subject to the approval from the Hong Kong Stock Exchange to the waiver from strict compliance with Rule 17.03E of the Hong Kong Listing Rules.

(i)	If Share Options are exercisable into ordinary Shares, the exerciseprice will be denominated in Hong Kong dollars in compliance with Rule 17.03E of the Hong Kong Listing Rules, which shall be at least the highest of: a) the closing price of the Shares as stated in the Hong Kong Stock Exchange’s daily quotations sheet on the Grant Date, which must be a Business Day; b) the average closing price of the Shares as stated in the Hong Kong Stock Exchange’s daily quotation sheets for the five Business Days immediately preceding the Grant Date; and c) the nominal value of a Share.

(ii)	If the Share Options are exercisable into ADSs, the exercise price for Share Options under the Plan must be at least the higher of a) the per-share closing price of the ADSs on the Nasdaq on the Grant Date, which must be a Nasdaq Trading Day; and b) the average per-share closing price of the ADSs on the Nasdaq for the five Nasdaq Trading Day immediately preceding the Grant Date, provided that in the event of fractional prices, the exercise price shall be rounded upwards to the nearest whole cent.

For the avoidance of doubt, subject to Section 19 and to the extent not prohibited by the Applicable Laws, a downward adjustment of the exercise prices of Share Options set forth in the Award Agreement shall be effective without the approval of the Company’s Shareholders or the approval of the affected Participants, provided that the adjusted exercise prices shall not be less than the nominal value of a Share.

(c)           Transfer Restrictions. Unless approved by the Administrator, the Participant shall not transfer any Shares issued upon the exercise of any Share Option, or any interest therein, to any person or entity that is a competitor of the Company, as determined by the Administrator in its sole discretion. Subject to the prior approval of the Administrator, transfer to one or more natural persons who are the Participant’s family members or entities owned and controlled by the Participant and/or the Participant’s family members, including but not limited to trusts or other entities whose beneficiaries or beneficial owners are the Participant and/or the Participant’s family members, or to such other persons or entities as may be expressly approved by the Administrator. The Participant shall give written notice to the Administrator setting forth such desire to transfer, the number of Shares to be transferred, and at least the name and address of the proposed transferee. Upon receipt of the notice, the Administrator shall (i) have an assignable option to purchase any or all of such Shares, or (ii) approve or disapprove such transfer.

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(d)           Termination of Service. Unless otherwise provided in the Award Agreement, if a Participant’s Continuous Service terminates for any reason, the Share Options granted to such Participant, to the extent not vested and exercisable on the date of such Participant’s termination of Continuous Service, shall automatically lapse upon the Participant’s termination of Continuous Service. The Award Agreement may provide for conditions on exercise and other limitations in respect of the Share Options granted to a Participant if such Participant’s Continuous Service terminates for any reason.

(e)           Termination by Death. If the Participant’s employment or service terminates as a result of death, any distribution or delivery to be made to the Participant under the Award Agreement will be made to the Participant’s designated beneficiary, provided that such beneficiary has been designated prior to the Participant’s death in a form acceptable to the Administrator or, if no such beneficiary has been designated or survives the Participant, the administrator or executor of the Participant’s estate. Any such transferee must furnish to the Administrator with (i) written notice of his or her status as transferee, and (ii) evidence satisfactory to the Administrator to establish the validity of the transfer and compliance with any laws or regulations pertaining to said transfer.

10.          Award Exercise or Purchase Price, Consideration and Taxes.

(a)         Exercise or Purchase Price. The exercise or purchase price, if any, for an Award shall be determined by the Administrator. Notwithstanding the foregoing provisions of this Section 10(a), the exercise or purchase price for the Award shall not be less than the par value of a Share, unless otherwise permitted by Applicable Laws.

(b)         Consideration. Subject to Applicable Laws, the consideration to be paid for the Shares to be issued upon exercise or purchase of an Award including the method of payment, shall be determined by the Administrator.

(c)         Taxes. No Shares shall be delivered under the Plan to any Participant until such Participant has made arrangements acceptable to the Administrator for the satisfaction of any income and employment tax withholding obligations under Applicable Laws. The Company or any Subsidiary shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy all applicable taxes (including the Participant’s payroll tax obligations) required or permitted by Applicable Laws to be withheld with respect to any taxable event concerning a Participant arising as a result of this Plan. The Administratormay in its discretion and in satisfaction of the foregoing requirement allow a Participant to elect to have the Company withhold Shares otherwise issuable under an Award (or allow the return of Shares) having a fair market value equal to the sums required to be withheld. Notwithstanding any other provision of the Plan, the number of Shares which may be withheld with respect to the issuance, vesting, exercise or payment of any Award (or which may be repurchased from the Participant of such Award after such Shares were acquired by the Participant from the Company) in order to satisfy any income and payroll tax liabilities applicable to the Participant with respect to the issuance, vesting, exercise or payment of the Award shall, unless specifically approved by the Administrator, be limited to the number of Shares which have a fair market value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for the applicable income and payroll tax purposes that are applicable to such supplemental taxable income.

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11.          Exercise of Award.

(a)	Procedure for Exercise; Rights as a Shareholder.

(iii)	Any Award granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator under the terms of the Plan and specified in the Award Agreement.

(iv)	An Award shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Award by the person entitled to exercise the Award and full payment for the Shares.

(b)	Exercise of Award Following Termination of Continuous Service.

(i)	An Award may be exercised following the termination of a Participant’s Continuous Service only to the extent provided in the Plan or the Award Agreement.

(ii)	Where the Plan or the Award Agreement permits a Participant to exercise an Award following the termination of the Participant’s Continuous Service for a specified period, the Award shall terminate to the extent not exercised on the last day of the specified period or the last day of the original term of the Award, whichever occurs first.

(c)	Exercise in Violation of Applicable Laws. Notwithstanding the foregoing, regardless of whether an Award has otherwise become exercisable, the Award may not be exercised if the Administrator (in its sole discretion) determines that an exercise could violate any Applicable Laws or any lock-up agreement between the Company and any underwriter or depositary bank in connection with an offering.

(d)         Exercise in Violation of applicable policies of the Company. Notwithstanding the foregoing, regardless of whether an Award has otherwise become exercisable, the Award may not be exercised if the Administrator (in its sole discretion) determines that an exercise could violate any applicable policies of the Company.

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12.          Conditions Upon Issuance of Shares.

(a)          Unless otherwise provided in the Plan or the Award Agreement, Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares pursuant thereto shall comply with all Applicable Laws, and shall be further subject to the advice of counsel for the Company with respect to such compliance.

(b)          As a condition to the issuance of Shares under of an Award and unless otherwise determined by the Board or Administrator, the Participant shall have achieved applicable Performance Targets prior to the date of such exercise, if applicable. The Performance Targets attached to the relevant grants that may be used by the Board or the Administrator may comprise a mixture of performance criteria from the corporate perspectives and/or the individual perspectives having regard to the different roles and contributions of the selected Participants and the purposes of the Plan, as determined by the Board or the Administrator from time to time. The key performance indicators include, among others, growth in earnings per share, growth in adjusted book value and return on equity, progress milestones, the selected Participant’s contribution, project execution, compliance, and other role-specific deliverables. The Board or the Administrator shall assess whether the performance targets have been met and the extent to which they have been met, based on a holistic review of the above indicators.

13.          Alterations in the capital structure of the Company. In the event of any alteration in the capital structure of the Company by way of capitalisation of profits or reserves, rights issue, subdivision or consolidation of Shares or reduction of the share capital of the Company (other than any alteration in the capital structure of the Company as a result of an issue of Shares as consideration in a transaction to which the Company is a party) after the Adoption Date, the Board or the Administrator (as applicable) shall make such corresponding adjustments, if any, as it in its discretion may deem appropriate to reflect such change with respect to:

(a)          the number of Shares comprising the Scheme Mandate Limit or Service Provider Sublimit, provided that in the event of any Share subdivision or consolidation the Scheme Mandate Limit and Service Provider Sublimit as a percentage of the total issued Shares of the Company at the date immediately before any consolidation or subdivision shall be the same on the date immediately after such consolidation or subdivision;

(b)          the number of Shares comprised in each award to the extent any award has not been exercised;

(c)          the Exercise Price of any option or issue price of any share award,

or any combination thereof, as the auditors or a financial advisor engaged by our Company for such purpose have certified satisfy the relevant requirements of the Hong Kong Listing Rules and are, in their opinion, fair and reasonable either generally or as regards any particular grantee, provided always that (i) any such adjustments should give each grantee the same proportion of the equity capital of the Company, rounded to the nearest whole Share, as that to which that grantee was previously entitled prior to such adjustments, and (ii) no such adjustments shall be made which would result in a Share being issued at less than its nominal value. The capacity of the auditors or financial advisor (as the case may be) is that of experts and not of arbitrators and their certification shall, in the absence of manifest error, be final and binding on the Company and the grantees.

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14.          Inside Information. The Company shall not grant any Awards after inside information (as defined in the Hong Kong Listing Rules) has come to its knowledge until (and including) the trading day after it has announced the information. In particular, the Company shall not grant any Award during the period commencing 30 days immediately before the earlier of: (i) the date of the Board meeting (as such date is first notified to the Hong Kong Stock Exchange under the Hong Kong Listing Rules) for approving the Company’s results for any year, half-year, quarterly or any other interim period (whether or not required under the Hong Kong Listing Rules); and (ii) the deadline for the Company to announce its results for any year or half-year under the Hong Kong Listing Rules, or quarterly or any other interim period (whether or not required under the Hong Kong Listing Rules), and ending on the date of the results announcement. No Award may be granted during any period of delay in publishing a results announcement. Furthermore, no Awards shall be granted to the Directors of the Company and any relevant Employees who is likely to possess inside information in relation to the Company or its securities during the blackout period (subject to the notice issued by the Company) in accordance with the requirements of the Appendix C3 to the Hong Kong Listing Rules. Subject to the Company’s insider trading policy, as amended from time to time, any Employee, executive officer or Director who possesses material inside information should not engage in any dealing in Shares until the start of the next trading day after the information has been publicly released.

15.          Change in Control.

(a)          In the event that the Company is a party to a Change in Control, or upon a merger or consolidation involving the Company or any other event with respect to which the Administrator deems it appropriate, in all cases without the consent of the Participant, the Administrator may cause the Award to be:

(i)	assumed by the surviving corporation or its parent;

(ii)	continued by the Company if it is the surviving corporation;

(iii)	accelerated to become vested and exercisable, in full or in part, as the Administrator deems appropriate;

(iv)	cancelled with or without consideration; or

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(v)	exchanged or replaced with a substitute award, in each case with or without additional consideration.

To the extent not previously exercised, vested or settled, the Awards shall terminate immediately prior to the dissolution or liquidation of the Company

16.          Cancellation of Awards. Subject to all Applicable Laws, the Board or the Administrator may (i) at any time with the consent of and on such terms as may be agreed with the relevant Participant or (ii) in the event of serious misconduct of the Participant, any material misstatement in the Company’s financial statements or other special circumstances as the Company deems appropriate, cancel Awards granted.

17.           Clawback. In the event that:

(a)          a grantee ceases to be a selected Participant by reason of (i) the termination of his/her employment or contractual engagement with the Group for cause or without notice, (ii) termination of his/her employment or contractual engagement with the Group as a result of he/she having been convicted of a criminal offence involving his/her integrity or honesty, (iii) termination of his/her employment or contractual engagement with the Group as a result of he/she having received a regulatory or administrative penalty by a competent authority; or

(b)         in the reasonable opinion of the Board, a grantee has engaged in serious misconduct or breaches the terms of this Plan in any material respect,

then the Board or the Administrator may make a determination at its absolute discretion that: (A) any Awards issued but not yet exercised shall immediately lapse, regardless of whether such Awards have vested or not, and (B) with respect to any Shares issued to the grantee pursuant to any Awards granted under the Plan, the grantee shall be required to transfer back to the Company or its nominee (1) the equivalent number of Shares, (2) an amount in cash equal to the market value of such Shares, or (3) a combination of (1) and (2).

18.           Effective Date and Term of Plan. The Plan shall become effective upon the date hereof (the “Effective Date”). Unless otherwise terminated by the Board pursuant to Section 19(b), the Plan shall continue in effect for a term of ten (10) years (the “Scheme Period”) after the Effective Date. Subject to Applicable Laws, Awards may be granted under the Plan upon its becoming effective.

19.        Amendment, Suspension or Termination of the Plan.

(a)          (i) any alternations made to the terms and conditions of the Plan which are of a material nature, or made to the provisions of the Plan relating to the matters set out in Rule 17.03 of the Hong Kong Listing Rules to the advantage of the Participants or (ii) any change to the authority of the Board or the Administrator to alter the terms of this Plan, in either case, must be approved by the Shareholders of the Company in general meeting. Any change to the terms of the Awards granted to a Participant (including a Director, chief executive or substantial shareholder of the Company, or any of their respective associates) must be approved by the Board, the Committee, the independent non-executive Directors of the Company and/or the Shareholders (as the case may be) making the initial grant, except where the alterations take effect automatically under the existing terms of the Plan. The Board’s determination as to whether any proposed alteration to the terms and conditions of the Plan is material shall be conclusive.

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(b)          The Plan shall terminate on the earlier of (i) the expiry of the Scheme Period; and (ii) such date of early termination as determined by the Board, following which no further awards will be offered or granted thereunder, provided that notwithstanding such termination, the Plan and rules thereof shall continue to be valid and effective to the extent necessary to give effect to the vesting and exercise of any awards granted prior to the termination of the Plan and such termination shall not affect any subsisting rights already granted to any grantee thereunder. Awards complying with the provisions of Chapter 17 of the Hong Kong Listing Rules which are granted during the life of the Plan and remaining unexercised and unexpired immediately prior to the termination of the operation of the Plan shall continue to be valid and exercisable in accordance with their terms of issue after the termination of the Plan.

20.          Reservation of Shares.

(a)         The Company, during the term of the Plan, will at all times reserve such number of Shares as shall be sufficient to satisfy the Company's obligations to deliver Shares pursuant to the requirements of the Plan.

(b)           The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

21.         Legending Share Certificates. In order to enforce any restrictions imposed upon Shares issued upon the exercise of Awards, the Administrator may cause a legend or legends to be placed on any share certificates representing the Shares, which legend or legends shall make appropriate reference to the restrictions, including, without limitation, a restriction against sale of the Shares for any period as may be required by Applicable Laws.

22.         No Effect on Terms of Employment/Consulting Relationship. The Plan shall not confer upon any Participant any right with respect to the Participant’s Continuous Service, nor shall it interfere in any way with his or her right or the right of the Company or any Related Entity to terminate the Participant’s Continuous Service at any time and with or without notice.

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23.           No Effect on Retirement and Other Benefit Plans. Except as specifically provided in a retirement or other benefit plan of a Group Company or Related Entity, Awards shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of a Group Company or Related Entity, and shall not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation.

24.           Unfunded Obligation. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Subsidiary of the Company.

25.           Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

26.           Governing Law. The Plan shall be governed by and construed in accordance with the laws of the Cayman Islands.

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